CELGENE CORPORATION
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                                                                    Exhibit 23.1


                              Accountants' Consent




The Board of Directors
Celgene Corporation

We consent to the use of our report included herein and to the references to our firm under the headings "Selected Financial Data" and "Experts" in the prospectus.




KPMG Peat Marwick LLP
(signed)





New York, NY
November 25, 1997